Exhibit 99
Classic Aviation Products

PRESS RELEASE FOR IMMEDIATE RELEASE	October 13, 2003
AVCON INDUSTRIES AND RVSM PRODUCT A BIG HIT AT THE NATIONAL BUSINESS AVIATION SHOW
Avcon's Reduced Vertical Separation Minimums (RVSM) Equipment In Lear 20 Series Aircraft 25D-330 Generates Excitement and New Orders

[Olathe, Kansas, October 13, 2003] - Butler National Corporation (OTC Bulletin Board "BUKS"), announces their wholly owned subsidiary, Avcon Industries, Inc., had a very successful exposition at the National Business Aviation Association (NBAA) Show held in Orlando, FL. October 7, 8 and 9. Avcon and Butler sales and marketing executives met with hundreds of clients and prospects successfully introducing and giving first-hand demonstrations of this groundbreaking technology and safety instrumentation.

The NBAA show is the business aviation industry's largest and most efficient annual gathering of buyers and sellers. It often is the only yearly opportunity to do direct, side-by-side comparisons of nearly every product and service available to company flight departments. It also is far and away the industry's leading venue for new product announcements and introductions. The show had a record-setting 1,067 exhibiting companies and over 110 aircraft on static display at Orlando Executive Airport. The Opening General Session featured a special welcome by NBAA President Shelley A. Longmuir, as well as luminaries from the aviation community on hand to help NBAA commemorate the 100th anniversary of powered flight. Session participants included FAA Administrator Marion C. Blakey, House Aviation Subcommittee Chairman John L. Mica (R-FL 7th), astronauts Neil Armstrong and Eugene Cernan.

Avcon recently received Federal Aviation Administration (FAA) Supplemental Type Certification (STC) for RVSM Equipment in Lear 20 series aircraft Learjet 25D-330. RVSM allows aircraft to safely fly with a vertical separation of 1,000 feet between aircraft flying in opposite directions, instead of the 2,000 feet vertical separation currently required. This is an important first step in the certification of over 500 Lear 20 series aircraft to operate in RVSM airspace.

Clark Stewart, President and Chief Executive Officer of Butler National Corporation said, "NBAA is the premiere show for this industry and Avcon had tremendous success at the show by introducing our RVSM, an innovative aircraft product improvement and safety enhancement for Classic aircraft like the 20 Series Learjets. Avcon has advanced rapidly and successfully with the RVSM project. We are able to create and maintain a competitive edge in the marketplace by demonstrating a sincere commitment to our customers' needs. There are over 500 Lear 20 Series aircraft in operation, we expect a significant number of these operators to select Avcon as their RVSM solution."

Our Business:
About Avcon Industries, Inc.
Avcon Industries, Inc., a wholly owned subsidiary of Butler National Corporation, offers modification of customer and company owned business-size aircraft from passenger to freighter configuration, addition of aerial photography capability, and stability enhancing modifications for Learjet, Beechcraft, Cessna, and Dessault Falcon aircraft along with other specialized modifications. Avcon also acquires, modifies and resells Aircraft, principally Learjets.

About Butler National Corporation
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for Boeing 737 and 747 Classic aircraft, switching equipment for Boeing/Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dessault and Raytheon business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, Indian gaming services and administrative management services.

Forward-Looking Information:
The information set forth above may include "forward-looking" information as outlined in the Private Securities Litigation Reform Act of 1995. The Cautionary Statements, filed by the Company as Exhibit 99 to the Company's Annual Report on Form 10-K, are incorporated herein by reference and investors are specifically referred to such Cautionary Statements for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION CONTACT: William A. Griffith, Investor Relations Butler National Corporation 19920 W. 161st Street Olathe, KS 66062	Ph: 913-780-9595 Fax: 913-780-5088
For more information, please visit the Company web site: www.butlernational.com
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